The Hampstead Group, L.L.C.
                        2200 Ross Avenue, Suite 4200 West
                            Dallas, Texas 75201-6799

                                February 21, 2002

Omega Healthcare Investors, Inc.
900 Victors Way, Suite 350
Ann Arbor, Michigan 48108

Ladies and Gentlemen:

         Reference is made to (i) the Amended and Restated Advisory Agreement, dated as of October 4, 2000 (as amended, the "Advisory Agreement"), between Omega Healthcare Investors, Inc. (the "Company") and The Hampstead Group, L.L.C. ("Hampstead") and (ii) the Letter Agreement, dated June 2, 2001 (the "Letter Agreement"), between the Company and Hampstead. Capitalized terms used herein but not defined have the meanings given to those terms in the Advisory Agreement.

         By signing in the space provided below, Hampstead and the Company agree, in accordance with the Advisory Agreement, as follows:

         1. Completion of Services. Upon the closing of the Rights Offering (as defined in the Investment Agreement) and the investment to be made by Explorer Holdings, L.P. pursuant to the Investment Agreement, dated as of October 29, 2001 (the "Investment Agreement"), (i) Hampstead shall have, as of the date of the Investment Agreement, fulfilled all of its obligations to provide the Services (as defined in the Letter Agreement) referred to in Paragraph 4 of Section B of the Letter Agreement and (ii) the Y2000/2001 Advisory Fee shall be due and payable on the date all of the conditions for payment of the Y2000/2001 Advisory Fee set forth in Section 2(c)(i) through (iii) of the Advisory Agreement have been satisfied.

         2. Additional Services. If Hampstead performs (i) any Services (as defined in the Letter Agreement) for the Company after December 31, 2001, (ii) any Services of a type referred to in Paragraph 4 of Section B of the Letter Agreement after the date of the Investment Agreement (other than in connection with the Investment Agreement), or (iii) other services that are not within the scope of the Services set forth in the Letter Agreement, including, without limitation, advising the Company with respect to further financings (debt or equity) or other strategic initiatives, including, without limitation, mergers, material acquisitions, dispositions and capital-raising activities (such services, "Additional Services"), the Company will pay Hampstead customary advisory fees as contemplated by the Advisory Agreement consistent with the compensation generally paid to private equity firms by portfolio companies in connection with the provision of services. Nothing in this letter agreement shall require Hampstead to provide Additional Services to the Company.

         Each of the Company and Hampstead represents and warrants to the other that (i) it has the requisite power and authority to execute and deliver this letter agreement, (ii) the execution and delivery of this letter agreement has been duly authorized by all necessary corporate or limited partnership action, as applicable, and (iii) this letter agreement has been duly and validly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof.

         This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles, and may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This letter agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. A facsimile copy of a signature page will be deemed to be an original signature page.

         The provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns but are otherwise not intended to confer upon any person other than the parties hereto any rights or remedies. Except as otherwise expressly amended hereby, the terms and provisions of the Advisory Agreement and Letter Agreement will remain in full force and effect.

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         By signing below, each of the parties agrees to be bound hereby.

                                            THE HAMPSTEAD GROUP, L.L.C.


                                            By:   /s/ KYMBERLYN J. IRVIN
                                               ---------------------------------
                                                 Kymberlyn J. Irvin
                                                 Vice President


Agreed and accepted as of the date first written above, which agreement has been approved by a majority of the Company's independent directors.

OMEGA HEALTHCARE INVESTORS, INC.


By:   /s/ C. TAYLOR PICKETT
   -----------------------------
     C. Taylor Pickett
     Chief Executive Officer